     As filed with the Securities and Exchange Commission on January 5, 2006
                                                     Registration No. 333-

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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

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                                  MISONIX, INC.
             (Exact name of registrant as specified in its charter)

            New York                                        11-2148932
 (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

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                                1938 New Highway
                           Farmingdale, New York 11735
                                 (631) 694-9555
               (Address of Principal Executive Offices) (Zip Code)

                                   ----------

                                  MISONIX, INC.
                       2005 EMPLOYEE EQUITY INCENTIVE PLAN
                  2005 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                             Michael A. McManus, Jr.
                 Chairman, President and Chief Executive Officer
                                  MISONIX, INC.
                                1938 New Highway
                           Farmingdale, New York 11735
                     (Name and address of agent for service)

                                 (631) 694-9555
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                               Joel I. Frank, Esq.
                              Hartman & Craven LLP
                               488 Madison Avenue
                            New York, New York 10022

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                         CALCULATION OF REGISTRATION FEE

Title of securities          Amount to be            Proposed maximum           Proposed maximum         Amount of
to be registered             registered (1)          offering price             aggregate offering       registration
                                                     per share (2)              price (1, 2)             fee
 --------------------------------------------------------------------------------------------------------------------

 Common Stock, par               700,000             $4.28                     $2,996,000                 $321
 value $.01 per share

 --------------------------------------------------------------------------------------------------------------------

         (1) Represents the maximum number of shares of Common Stock issuable under the (i) MISONIX, INC. 2005 Employee Equity Incentive Plan and
         (ii) MISONIX, INC. 2005 Non-Employee Director Stock Option Plan.

         (2) Estimated pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of Common Stock as reported on The Nasdaq Stock Market on January 4,
         2006.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of Form S-8 is currently included in a prospectus dated the date hereof which will be distributed to participants in the MISONIX, INC. 2004 Employee Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the U.S. Securities and Exchange Commission
(the "Commission") by the registrant, MISONIX, INC., a New York corporation (the
"Company"), pursuant to the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), are incorporated by reference in this registration statement:

          (1)  The description of the Company's common stock, $0.01 par value
               (the "Common Stock"), contained in the Company's Registration
               Statement on Form 8-A (Registration No. 1- 10986) filed with the
               Commission on January 22, 1992 under Section 12 of the Exchange
               Act;

          (2)  The Company's annual report on Form 10-K for the year ended June
               30, 2005;

          (3)  The Company's Form 10-Q for the quarter ended September 30, 2005, filed with the Commission on November 14, 2005;

          (4)  The Company's current report on Form 8-K filed on November 17,
               2005.

All documents filed or subsequently filed by the registrant pursuant to Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The Company will provide without charge to each person to whom a copy of this registration statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Richard Zaremba,
MISONIX, INC., 1938 New Highway, Farmingdale, New York 11735 (telephone (631)
694-9555).

Item 4.       Description of Securities.

              Not Applicable

Item 5.       Interests of Named Experts and Counsel.

              Not Applicable

Item 6.        Indemnification of Directors and Officers.

         Section 722 of the New York Business Corporation Law ("NYBCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         Article Seventh of the Registrant's Certificate of Incorporation
provides, in general, that the Registrant may indemnify, to the fullest extent permitted by applicable law, every person threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was an officer or director or was serving at the request of the Registrant as a director, officer, employee, agent or trustee of another corporation, business, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses, judgments, fines and amounts paid in settlement in connection with such suit or proceeding. Article Seventh of the Certificate of
Incorporation also provides that the Registrant may indemnify and advance expenses to those persons as authorized by resolutions of a majority of the
Board of Directors or shareholders, agreement, directors' or officers' liability insurance policies, or any other form of indemnification agreement.

         In accordance with that provision of the Certificate of Incorporation, the Registration shall indemnify any officer or director (including officers and directors serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the Registrant's request) made, or threatened to be made, a party to an action or proceeding
(whether civil, criminal, administrative or investigative) by reason of the fact that he or she was serving in any of those capacities against judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees)
incurred as a result of such action or proceeding. Indemnification would not be available under Article Seventh of the Certificate of Incorporation if a
judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Article Seventh of the Certificate of Incorporation further stipulates that the rights granted therein are contractual in nature.

         At present, there is no pending litigation or other proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Item 7.  Exemption From Registration Claimed.

                  Not Applicable

Item 8.  Exhibits.

Exhibit
Number    Description

4.1       Restated Certificate of Incorporation of the Company, incorporated by reference from the Company's Registration Statement on Form S-1 (Reg.
          No. 33-43585)

4.2       By-Laws of the Company, incorporated by reference from the Company's
          Registration Statement on Form S-1 (Reg. No. 33-43585).

5         Opinion of Hartman & Craven LLP regarding the legality of the securities being registered.

23.1      Consent of Hartman & Craven LLP to the filing of his opinion (included in Exhibit 5)

23.2      Consent of Ernst & Young LLP to the incorporation by reference of their report on the consolidated financial statements included in the
          Company's Annual Report on Form 10-K for its fiscal year ended June
          30, 2005

24        Power of Attorney (included on the signature page of this Registration
          Statement)

Item 9.   Undertakings.

(a)       The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post--effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,
               individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
               Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

               Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the
               "Calculation of Registration Fee" table in the effective
               registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a) (1) (i) and (a) (1) (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section
15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of
Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such

indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmingdale, State of New York, on this 5th day of
January, 2006.

                                      MISONIX, INC.

                                      /s/ Michael A. McManus, Jr.
                                      -------------------------------
                                      Name: Michael A. McManus, Jr.
                                      Title: Chairman, President and
                                             Chief Executive Officer

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. McManus, Jr. and Richard Zaremba, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the
Securities Act and any rules, regulations and requirements of the Commission in connection with this registration statement on Form S-8 and any and all amendments hereto, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Michael A. McManus, Jr.     Chairman, President, Chief                 January 5, 2006
---------------------------     Executive Officer & Director
Michael A. McManus, Jr.         (Principal executive officer)

/s/ Richard Zaremba             Senior Vice President, Chief Financial     January 5, 2006
-------------------             Officer, Treasurer and Secretary
Richard Zaremba                 (Principal financial and accounting
                                officer)

/s/ Howard Alliger              Director                                   January 5, 2006
------------------
Howard Alliger

                                Director                                   January  , 2006
------------------
John W. Gildea

/s/ Charles Miner III           Director                                   January 5, 2006
---------------------
Dr. Charles Miner III

/s/ T. Guy Minetti              Director                                   January 5, 2006
-------------------
T. Guy Minetti

------------------              Director                                   January  , 2006
Thomas F. O'Neill

                                  EXHIBIT INDEX

Exhibit
Number   Description

5         Opinion of Hartman & Craven LLP regarding the legality of the securities being registered

23.1      Consent of Hartman & Craven LLP to the filing of his opinion (included in Exhibit 5)

23.2      Consent of Ernst & Young LLP to the incorporation by reference of their report on the consolidated financial statements included in the
          Company's Annual Report on Form 10--K for its fiscal year ended June
          30, 2005

24        Power of Attorney (included on the signature page of this Registration
          Statement)